AGREEMENT AND PLAN OF MERGER

                             DATED NOVEMBER 23, 1998

                                  BY AND AMONG

                               BESICORP GROUP INC.

                              BGI ACQUISITION CORP.

                                       AND

                               BGI ACQUISITION LLC





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                                TABLE OF CONTENTS
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ARTICLE I

         THE MERGER...............................................................................................1
         1.1             The Merger...............................................................................1
         1.2             Consummation of the Merger...............................................................1
         1.3             Effects of the Merger....................................................................2
         1.4             Certificate of Incorporation; Bylaws.....................................................2
         1.5             Directors and Officers...................................................................2
         1.6             Time and Place of Closing................................................................2
         1.7             Further Assurances.......................................................................2

ARTICLE II

         CONVERSION AND EXCHANGE OF SHARES........................................................................2
         2.1             Conversion of Shares.....................................................................2
         2.2             The Additional Amount....................................................................3
         2.3             Exchange Procedures......................................................................4
         2.4             Adjustment of Merger Consideration.......................................................6
         2.5             Options, Warrants and Restricted Shares..................................................6
         2.6             Escrow Agreement.........................................................................6

ARTICLE III

         PRECLOSING TRANSACTIONS..................................................................................7
         3.1             General..................................................................................7
         3.2             The Distribution.........................................................................7
         3.3             The Power Facility Sales.................................................................8
         3.4             Further Assurances.......................................................................8

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES...........................................................................8
         4.1             General Statement........................................................................9
         4.2             Representations and Warranties of the Company............................................9
                         4.2.1      Organization and Authority....................................................9
                         4.2.2      Authority Relative to this Agreement and Related Matters......................9
                         4.2.3      Required Filings.............................................................10
                         4.2.4      No Conflicts.................................................................10
                         4.2.5      Capitalization...............................................................10
                         4.2.6      Subsidiaries.................................................................11
                         4.2.7      SEC Documents................................................................11
                         4.2.8      Financial Statements.........................................................11
                         4.2.9      Liabilities..................................................................12
                         4.2.10     Absence of Changes or Events.................................................12

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                         4.2.11     Status of Distribution.......................................................13
                         4.2.12     Ownership of Properties......................................................13
                         4.2.13     Tax Matters Definitions......................................................13
                         4.2.14     Returns......................................................................14
                         4.2.15     Tax Liabilities..............................................................14
                         4.2.16     Issues with Taxing Authorities...............................................14
                         4.2.17     Miscellaneous Tax Matters....................................................14
                         4.2.18     Permits......................................................................14
                         4.2.19     Contracts....................................................................15
                         4.2.20     Partnership Contracts........................................................16
                         4.2.21     ERISA Matters................................................................16
                         4.2.22     Labor Relations..............................................................17
                         4.2.23     Absence of Litigation........................................................17
                         4.2.24     Injunctions; Judgments.......................................................17
                         4.2.25     Compliance with Law..........................................................18
                         4.2.26     Environmental Matters........................................................18
                         4.2.27     Owned Real Estate............................................................18
                         4.2.28     Leased Premises..............................................................19
                         4.2.29     Intellectual Property........................................................19
                         4.2.30     Brokers......................................................................19
                         4.2.31     Fairness Opinion.............................................................19
                         4.2.32     Form 10 Registration, Proxy Statement and Information Statement..............19
                         4.2.33     Full Disclosure..............................................................20
         4.3             Representations and Warranties of Parent and Purchaser..................................20
                         4.3.1      Organization and Authority...................................................20
                         4.3.2      Authority Relative to this Agreement.........................................20
                         4.3.3      Required Filings.............................................................20
                         4.3.4      No Conflicts.................................................................20
                         4.3.5      Capitalization...............................................................21
                         4.3.6      Investment Intent............................................................21
                         4.3.7      Financing....................................................................21
                         4.3.8      Proxy Statement..............................................................21

ARTICLE V

         CONDUCT OF BUSINESS PENDING THE MERGER..................................................................21
         5.1             Obligations of Each of the Parties......................................................21
         5.2             Access..................................................................................22
         5.3             The Company's Obligations...............................................................22
         5.4             Proxy Statement; Other Regulatory Matters...............................................24
         5.5             Acquisition Proposals...................................................................25
         5.6             Board Action............................................................................26
         5.7             Indemnification and Insurance...........................................................27
         5.8             Surviving Corporation...................................................................27
         5.9             Parent's Financing......................................................................27
         5.10            Liabilities.............................................................................27

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         5.11            Other Company Covenants.................................................................28
         5.12            Parent Covenant.........................................................................28

ARTICLE VI

         CONDITIONS TO CLOSING; CLOSING DELIVERIES; BASE AMOUNT..................................................28
         6.1             Conditions to Each Party's Obligations..................................................28
         6.2             Conditions to the Company's Obligations.................................................28
         6.3             Conditions to Parent's and Purchaser's Obligations......................................29
         6.4             Closing Deliveries......................................................................30

ARTICLE VII

         TERMINATION/EFFECT OF TERMINATION.......................................................................31
         7.1             Right to Terminate......................................................................31
         7.2             Certain Effects of Termination..........................................................32
         7.3             Remedies................................................................................33
         7.4             Right to Damages; Expense Reimbursement.................................................33

ARTICLE VIII

         MISCELLANEOUS...........................................................................................35
         8.1             Survival of Representations, Warranties and Agreements..................................35
         8.2             Amendment...............................................................................35
         8.3             Publicity...............................................................................35
         8.4             Notices.................................................................................35
         8.5             Expenses; Transfer Taxes................................................................36
         8.6             Entire Agreement........................................................................36
         8.7             Non-Waiver..............................................................................36
         8.8             Counterparts............................................................................37
         8.9             Severability............................................................................37
         8.10            Applicable Law..........................................................................37
         8.11            Binding Effect; Benefit.................................................................37
         8.12            Assignability...........................................................................37
         8.13            Governmental Reporting..................................................................37
         8.14            Defined Terms...........................................................................37
         8.15            Headings................................................................................39
         8.16            Interpretation..........................................................................39

         Schedule 3.2.1  -                  Lease Terms
         Schedule 3.2.2  -                  Schedule of Retained Assets and Permitted Liabilities
         Exhibit A                  -       Form of Indemnification Agreement
         Exhibit B                  -       Form of Escrow Agreement
         Exhibit C                  -       Form of Legal Opinion of Purchaser's Counsel
         Exhibit D                  -       Form of Legal Opinion of Company's Counsel


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         This  AGREEMENT AND PLAN OF MERGER (this  "Agreement")  is entered into this 23 day of November, 1998, by and among BGI Acquisition LLC, a Wyoming limited liability company ("Parent"), BGI Acquisition Corp., a New York corporation ("Purchaser"), and Besicorp Group Inc., a New York corporation formed under the name Bio-Energy Systems Inc. (the "Company").


                                    RECITALS:


         A. The respective boards of directors of Purchaser and the Company and the board of managers of Parent have each adopted a plan of merger as set forth in this Agreement pursuant to which Purchaser will merge with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger") and the New York Business Corporation Law (the "NYBCL").

         B. It is a condition to the consummation of the Merger by Purchaser that, prior to the Merger, the Company distribute to its shareholders all of the outstanding capital stock of Besicorp Ltd., a New York corporation ("BL") to which the Company shall have transferred certain of its assets and liabilities, and subsidiaries, as described herein.

         C.  Parent,   Purchaser   and  the  Company   desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger.

         D. It is a condition to the willingness of Parent and Purchaser to enter into this Agreement, and to Parent and Purchaser obligations hereunder that BL enter into the Indemnification Agreement and the Escrow Agreement and that the Escrow Agreement be funded as herein provided.

         E. Capitalized terms used in this Agreement have the meaning identified in Section 8.14 of this Agreement.


                               A G R E E M E N T S


         Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined herein, and a cross-reference to defined terms is set forth at Section 8.14 to this Agreement), in accordance with this Agreement and the NYBCL, Purchaser shall merge with and into the Company, the separate existence of Purchaser shall cease and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation," and Purchaser and the Company are sometimes referred to collectively herein as the "Constituent Corporations."

         1.2 Consummation of the Merger. In order to effectuate the Merger, on the Closing Date (as herein defined), the parties hereto will cause a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of New York and such counties within the state of New York as required by Section 904 of the NYBCL, in such form as required by, and executed in accordance with the

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NYBCL  .  The  Merger  shall  be  effective  as of the  time  of  filing  of the
Certificate of Merger or if later, the time specified in the Certificate of Merger (the "Effective Time") in accordance with Section 906 of the NYBCL.

         1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects provided in this Agreement and as set forth in Section 906 of the NYBCL.

         1.4 Certificate of Incorporation; Bylaws. At and after the Effective Time, the Certificate of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be adopted as the Certificate of Incorporation and By-Laws of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the NYBCL.

         1.5 Directors and Officers. At and after the Effective Time, the directors and officers of Purchaser holding office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

         1.6 Time and Place of Closing. Subject to the provisions of Article VI and Section 7.1, the transactions contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m., prevailing business time, at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, New York, NY on the day which is three (3) business days after the first date on which each of the conditions to Closing set forth in Article VI hereof shall have been satisfied or waived (and continue to be satisfied or waived), or on such other date, or at such other place, as shall be agreed upon by the parties hereto, subject to Section 7.1.2(a). The date on which the Closing shall occur in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date."

         1.7 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Company or Purchaser, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such corporations, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such corporations and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                        CONVERSION AND EXCHANGE OF SHARES

         2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of the holders thereof:

                      2.1.1 Each share of common stock, $.10 par value, of the Company (the "Common Stock") issued and outstanding immediately prior to the Effective Time (other than Common Shares held as treasury shares by the Company or its Subsidiaries) shall, by virtue of the Merger and without any action on

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the part of the holder  thereof,  be converted into the right to receive in cash the sum of  $34.50  plus the  Additional  Amount  (as  herein  defined)  without
interest  (the  "Merger  Consideration").   Each  such  share  of  Common  Stock
outstanding immediately prior to the Effective Time shall be deemed to be no longer outstanding and shall represent solely the right to receive the Merger Consideration upon surrender of the certificate formerly representing the Common Stock in accordance with the provisions of this section.

                      2.1.2 Each share of Common Stock issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company or is held by any of the Company's Subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be canceled and retired and cease to exist, without any conversion thereof.

                      2.1.3 Each share of common stock, par value $.01 per share of Purchaser outstanding immediately prior to the Effective Time shall be converted into and exchanged into one validly issued, fully-paid and non-assessable share of common stock, $.10 par value, of the Surviving Corporation.

         2.2 The Additional Amount. In order to provide for the determination of the Additional Amount as of the Effective Time, the parties agree as follows:

                      2.2.1 Components of the Base Amount. As used herein:

                      (a) The "Additional Amount" is the amount by which (1) the quotient of the Base Amount as of the Effective Time divided by the number of shares of Common Stock outstanding as of immediately prior to the Effective Time exceeds (2) $34.50.

                      (b) the "Base Amount" is the dollar amount determined by [A less B plus C] where

                          A is equal to (i) $500,000 plus (ii) to the extent not received in cash, the amount of a claimed tax refund for fiscal year 1998 not to exceed $82,387, (iii) the sum of the cash and cash equivalents on hand or in accounts which are solely owned by the Company or a Remaining Subsidiary (free balances only) free of all Encumbrances as of the Effective Time, plus (iv) the product of .9975 of the closing price of a share of Common Stock of Niagra Mohawk Corporation ("NIMO Stock") on the New York Stock Exchange as of the trading day immediately preceding the Closing Date multiplied by the number of shares of NIMO Stock held by the Company as of the Effective Time (not to exceed 50,000 shares) less (v), to the extent not already contributed pursuant to the Escrow Agreement, $6,000,000.

                              B is the dollar  amount of the  Adjustment  Amount
                                (as defined below).

                              C is  the  product  of  .8357  multiplied  by  the
                                Specified Current Liabilities (as defined below).

                      (c) the "Adjustment Amount" is the sum of (i) all Liabilities of the Company or a Remaining Subsidiary as of the
         Effective  Time  (including  the  Specified  Current   Liabilities  but
         excluding the Excluded Liability (as defined below) and the intercompany Liabilities described in Section 3.2.2) which are in the reasonable judgment of Parent both fixed and quantifiable, (ii) without

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         duplication of any item in the preceding  clause (i), that amount which
         Parent and the Company agree, each acting reasonably, represents the Damages (as defined in the Indemnification Agreement) and other damages, if any, incurred or reasonably likely to be incurred by the Company, any Remaining Subsidiary, Purchaser or Parent, directly or indirectly as a result of, or arising out of the breach by the Company of any of its representations or warranties under this Agreement, and
         (iii) all transfer, documentary, sales, use, stamp, real estate, registration and other similar Taxes and similar fees (including
         penalties   and  interest)   incurred  by  the  Company,   any  of  its
         Subsidiaries, Purchaser or Parent in connection with the Transactions.

                      (d) the "Specified Current Liabilities" are the Liabilities of the Company or any Remaining Subsidiary (actual or accrued) for unpaid federal income Taxes for the current fiscal year based on the consolidated net income of the Company through the Effective Time.

                      (e) the "Excluded Liability" is the Liability of the Company or its Subsidiaries for New York State income Taxes for the Company's current fiscal year.

                      2.2.2 Determination of Base Amount. The Base Amount will be determined from a statement of the components of the Base Amount ( the "Statement") as provided in this Section 2.2. Not later than twenty days prior to Closing, the Company will prepare and deliver to Parent and Purchaser the Statement setting forth in reasonable detail the components of the Base Amount and the calculation of the Additional Amount. The Statement will be prepared in accordance with generally accepted accounting principles applied in preparation of the Financial Statements, it being understood that items will be reflected regardless of materiality and all accruals known or contemplated for Liabilities of the Company or a Remaining Subsidiary as of the Effective Time will be reflected. The Company will provide appropriate evidence of the components of the Base Amount and Additional Amount and will permit, and fully cooperate with Purchaser in obtaining full access to the Company's records and its accountant's work papers for purposes of independently verifying the components of the Base Amount and Additional Amount. The Statement will be certified by the Chief Executive Officer and Chief Financial Officer of the Company on behalf of the Company, contain an unqualified representation and warranty of such officers that the information set forth in the Statement is true and correct and be reviewed by the Company's regular independent auditors. Within five days of the receipt by Parent and Purchaser of the Statement, Parent and Purchaser shall notify the Company in writing of their acceptance or rejection of the Statement. In the event that Parent and Purchaser reject the Statement such notice shall set forth a schedule detailing the disputed components of the Statement. The Company, Parent and Purchaser shall use their reasonable best efforts to reach agreement on such disputed components of the Statement prior to the Closing. In the event that the Company, Parent and Purchaser are unable to reach an agreement on the Statement within three days prior to Closing this Agreement will be deemed terminated pursuant to Section 7.1.1 hereof.

         2.3          Exchange Procedures.

                      2.3.1 Immediately prior to the Effective Time, Parent will deposit or cause to be deposited with Continental Stock Transfer & Trust Co., or another paying agent mutually acceptable to Parent and the Company (the "Paying Agent"), in trust for the holders of record of Common Stock immediately prior to the Effective Time (the "Company Shareholders") cash in an aggregate amount equal to the Merger Consideration (such deposit with the Paying Agent pursuant to this paragraph is referred to as the "Payment Fund"). The Payment Fund shall not be used for any purpose except as provided in this Agreement.


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                      2.3.2 As soon as practicable after the Effective Time, the
Surviving Corporation shall cause the Paying Agent to mail to each Company Shareholder a letter of transmittal and instructions for use (the "Letter of Transmittal") in effecting the surrender of certificates representing Common Stock outstanding immediately prior to the Effective Time ("Certificates") in appropriate and customary form. The Letter of Transmittal shall be in customary form, include provisions stating that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, provide instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration and provide such other provisions as Purchaser may reasonably specify (including those provisions described in this Section 2.3). Upon surrender of a Certificate for cancellation to the Paying Agent, together with such Letter of Transmittal, duly and properly executed, the holder of such Certificate shall be entitled to
receive  in  exchange   therefore  the  portion  of  the  Merger   Consideration
represented by the Certificate pursuant to Section 2.1.1 of this Agreement. If the Merger Consideration (or any portion thereof) is to be delivered to any person othe than the person in whose name the Certificate representing Common Stock surrendered in exchange therefor is registered on the record books of the Company, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. Until surrendered as contemplated by this Section 2.3, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the Merger Consideration with respect to the shares of Common Stock represented thereby.

                      2.3.3 At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Section 2.3. In the event of a transfer of ownership of shares of Common Stock which is not registered in the transfer records of the Company, payment may be made with respect to such Common Stock to such a transferee only if the Certificate representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid.

                      2.3.4 In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, upon the posting by such person of a bond in such amount as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in respect of such lost,stolen or destroyed Certificate, the Merger Consideration with respect to the shares of Common Stock represented thereby.

                      2.3.5 Any portion of the Payment Fund which remains unclaimed by the Company Shareholders for nine (9) months after the Effective Time shall be delivered to the Surviving Corporation upon demand of the Surviving Corporation, and the holders of Common Stock shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration in respect of their Common Stock. Neither Parent, Purchaser nor the Surviving Corporation shall be liable to any holder of Common Stock for any such Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


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                      2.3.6   Purchaser or the Paying Agent shall be entitled to
deduct and withhold from the  consideration  otherwise payable pursuant to this
Agreement  to  any  holder  of  a   Certificate   surrendered   for  the  Merger
Consideration such amount as Purchaser or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code as of 1986, as amended (the "Code"), or any provision of any state local or foreign tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

                      2.3.7 In the case of 100,000 shares of Common Stock held of record by Martin Enowitz or his assigns which the Company represents are the subject of a dispute between the Company and Enowitz, appropriate provision will be made in the Paying Agent agreement for the holding of the Merger Consideration payable in respect of such shares in escrow pending resolution of the dispute. Purchaser agrees that the rights of Purchaser, Parent or the Surviving Corporation to such Merger Consideration, if any, will be assigned without recourse to BL.

                      2.3.8 The fees and expenses of the Paying Agent will be paid from earnings on the Payment Fund. To the extent earnings on the Payment Fund are insufficient to pay such fees and expenses, such fees and expenses shall be paid from the Escrow Fund (as defined in the Escrow Agreement) pursuant to the Escrow Agreement. The Company and Parent and Purchaser agree that any interest earned on the Payment Fund will be transferred to the Escrow Agent and become part of the Escrow Fund.

         2.4 Adjustment of Merger Consideration. In the event of any reclassification, stock split, stock dividend or other general distribution of securities, cash or other property with respect to Common Stock other than the Distribution and related transaction (or if a record date with respect to any of the foregoing should occur) on or after the date of this Agreement and on or prior to the date of the Effective Time, appropriate and equitable adjustments, if any, shall be made to the calculation of the Merger Consideration and all references herein shall be deemed to be to the Merger Consideration as so adjusted.

         2.5 Options, Warrants and Restricted Shares. Prior to the Effective Time, the Company will (a) cause each outstanding option to purchase Common Stock (each, a "Stock Option") granted under the Besicorp Group, Inc. Amended and Restated 1993 Incentive Plan (the "1993 Plan") or pursuant to any other stock option plan or restricted agreement entered into by the Company with any employee or director of the Company or any Subsidiary thereof, whether or not then vested or exercisable, to become vested and exercisable, (b) cause each outstanding warrant to purchase Common Stock (each, a "Warrant") to become exercisable to the extent not currently exercisable, and (c) take such action as is necessary to cause each holder of a Stock Option or Warrant to exercise such Stock Option or Warrant in full including paying in cash the exercise price (it being understood that neither the Company nor any Remaining Subsidiary will directly or indirectly provide or guarantee any financing or loan arrangements for the payment of the exercise price) so that there are no outstanding Stock Options or Warrants at the Effective Time.

         2.6 Escrow Agreement. At Closing, the Company will cause $6,000,000 in cash to be delivered to the Escrow Agent under the Escrow Agreement.

                                   ARTICLE III

                             PRECLOSING TRANSACTIONS

         3.1 General. The Company recognizes that the obligations of Parent and Purchaser under this Agreement are subject to the completion by the Company of each of the Distribution and the Power Facility Sales (each, as defined below). The Company agrees to use its reasonable best efforts to effect the Distribution and the Power Facility Sales in accordance with this Agreement.

         3.2          The Distribution.


                      3.2.1 Actions. Promptly following the execution of this Agreement, the Company will cause the following actions to be taken in accordance with the requirements of applicable law, including the NYBCL, and the Company's and its Subsidiaries' certificate of incorporation and bylaws with the objective of effecting the spinoff to shareholders of the Company immediately prior to the Effective Time of BL and the Distributed Subsidiaries and the complete separation of BL and the Distributed Subsidiaries from the Company and the Remaining Subsidiaries:

                      (a)     the due and valid formation of BL;

                      (b) the transfer to, and assumption by BL of all of the assets, personnel, employee benefit plans and Liabilities of the Company (other than the Retained Assets and Permitted Liabilities) and the Remaining Subsidiaries and the transfer to BL of all of the outstanding capital stock of the Distributed Subsidiaries;

                      (c) the execution and delivery by the Company and BL of such agreements and arrangements which are customary in connection with spinoffs and which provide for, among other matters, the provision of transition, support and administrative services (including access to, and cooperation regarding historical financial and tax information and knowledgeable personnel) to the Company by BL without cost to the Company and indemnification of the Company by BL and its subsidiaries for any failure of BL to discharge and pay in full all of the Liabilities so assumed or the failure of any Distributed Subsidiaries to discharge and pay in full its Liabilities when due including by means of the Indemnification Agreement and Escrow Agreement, all on terms reasonably acceptable to Purchaser and Parent;

                      (d) the withdrawal of the Remaining Subsidiaries as general or limited partners of the Partnership or the assignment to, and assumption by a Distributed Subsidiary of all of the general and limited partnership interests of the Remaining Subsidiary;

                      (e) distribute to the shareholders of the Company immediately prior to the Effective Time all of the outstanding capital stock of BL with a record date to be established by the Board to be coordinated with the Closing;

                      (f) the establishment of the fair market value of the BL capital stock;

                      (g) provide for the assumption by BL of all Employee Benefit Plans;

                      (h) prior to consummation of the Distribution, Reina Distributing, Inc. and BL to enter into a written lease providing for the building and improvements located thereon at 1151 Flatbush Avenue, Kingston, New York on the terms set forth in Schedule 3.2.1 to this Agreement;

                      (i) prior to consummation of the Distribution, the Company and BL to execute and deliver the Indemnification Agreement in the form of Exhibit A hereto (the "Indemnification Agreement") and the Escrow Agreement in the form of Exhibit B hereto (the "Escrow Agreement");

                      (j) the preparation and distribution to its stockholders of record prior to the Effective Time of the Information Statement and the filing and effectiveness of the Form 10 Registration all in accordance with applicable law including the Securities Act of 1934, as amended (the "Exchange Act"); and

                      (k) all other actions necessary or appropriate to effect the distribution of BL to the shareholders of the Company.

The foregoing transactions are collectively referred to herein as the "Distribution."

                      3.2.2 Defined Terms. The "Retained Assets" are those assets listed on Schedule 3.2.2 hereto and the "Permitted Liabilities" are the Specified Current Liabilities and Excluded Liability and the intercompany Liabilities of the Company to a Remaining Subsidiary as identified in Schedule 3.2.2.

                      3.2.3 Agreements. The Company agrees to use its best efforts to effect the Distribution in the manner contemplated hereby and to take, or cause to be taken, all actions necessary or appropriate so that the Distribution will be so accomplished no later than the Closing Date.

         3.3 The Power Facility Sales. The Company agrees to use its best efforts to cause the Partnerships to dispose of the Carthage Cogeneration Facility, South Glens Falls Cogeneration Facility, Natural Dam Cogeneration Facility, Syracuse Cogeneration Facility and Beaver Falls Cogeneration Facility for cash and without any Liability of any Remaining Subsidiary (the "Power Facility Sales"). The Company will consult with Purchaser on a regular basis and keep Purchaser reasonably informed as to the status and terms of the Power Facility Sales.

         3.4 Further Assurances. If, at any time after the Effective Time, BL shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in BL or its Subsidiaries its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets contributed to any of the Distributed Subsidiaries in connection with the Distribution or (ii) otherwise carry out the Distribution, the Surviving Corporation will upon reasonable request of BL execute and deliver all such deeds, bills of sale, assignments and assurances and do all such other acts and things as may be necessary, desirable or proper to carry out the Distribution. Any expenses incurred by the Surviving Corporation under this Section 3.4 shall be paid by BL.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 General Statement. The parties make the representations and warranties to each other which are set forth in this Article IV. All representations and warranties of the Company are made subject to the exceptions noted in the schedule delivered by the Company to Parent and Purchaser concurrently herewith and identified by the parties as the "Company Disclosure Schedule."

         4.2  Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to Parent and Purchaser that, except as set forth in the Company Disclosure Schedule:

                      4.2.1 Organization and Authority. Each of the Company and each Subsidiary: (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the State of its incorporation; and (ii) has all necessary corporate or partnership power and authority to conduct its business as now being conducted or as proposed to be conducted through Closing. Each of the Company and each Remaining Subsidiary is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the nature of its business or the nature or location of its assets require such qualification. All of the Subsidiaries are listed in the Company Disclosure Schedule.True and complete copies of the certificate of incorporation and bylaws or agreement of limited partnership, as the case may be, of each of the Company and each Subsidiary are set forth as exhibits to the Company SEC Documents or have been made available to Purchaser. As used in this Agreement: "Subsidiary" means any corporation, partnership, joint venture or other legal entity and of which the Company or BL, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), either (A) owns, directly or indirectly, 25% or more of the capital stock or other equity interests, the holders of which are generally entitled to vote with respect to matters to be voted on in such corporation, partnership, joint venture or other legal entity or a 25% or more of the interest in the assets of the corporation, partnership, joint venture or other legal entity upon its liquidation or (B) is otherwise a Significant Subsidiary (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act of 1933, as amended (the "Securities Act")); "Remaining Subsidiary" means each of Beta Carthage, Inc., a New York corporation, Beta South Glen Falls, Inc., a New York corporation, Beta Natural Dam, Inc., a New York corporation, Beta Syracuse Inc. a New York corporation, Beta Beaver Falls Inc., a New York corporation, Beta Nova, Inc., a New York corporation, Beta N Ltd., a New York corporation, Beta C&S Ltd., a New York corporation, and Reina Distributing, Inc., a New Yor corporation, and the "Distributed Subsidiaries" are BL and all other Subsidiaries of the Company now or hereafter existing other than the Remaining Subsidiaries.

                      4.2.2 Authority Relative to this Agreement and Related Matters. The Board of Directors of the Company (the "Board"), at a meeting duly called and held has (A) determined that the Merger Agreement and Merger are fair to, and in the best interests of, the Company and its shareholders, (B) adopted and approved this Agreement and the Merger, and (C) resolved to submit to the shareholders of the Company and recommend to the shareholders of the Company that they adopt and authorize the Merger Agreement , the Merger and, if legally required, the Distribution (collectively, the Merger, Distribution and Power Facility Sales and with the other transactions contemplated hereby and thereby, the "Transactions"). The Company has full corporate power and authority, subject to shareholder adoption and authorization of with respect to the Merger Agreement, to enter into and perform this Agreement and the other agreements to be entered into in connection with this Agreement and the Transactions (the "Transaction Agreements") to which it is a party. The execution and delivery of this Agreement and each of the othe Transaction Agreements by the Company and the performance by the Company of their respective obligations hereunder and thereunder have been (or in the case of Transaction Agreements not yet entered into, will be) duly authorized and approved by all requisite corporate action other than the approval of the holders of at least two-thirds of the outstanding shares of Common Stock voting at the Meeting with respect to the Merger and, if legally required, the Distribution. This Agreement has been and, when executed, each of the other Transaction Agreements will have been, duly executed and delivered by duly authorized officers of the Company and constitutes, or will constitute when so executed and delivered, a valid, legal and binding obligation of the Company or relevant Subsidiary enforceable against it in accordance with its terms. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock voting at the Meeting with respect to the adoption and authorization of the Merger Agreement are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Transactions. None of the holders of shares of capital stock of the Company have the right to dissent or demand appraisal of their shares under the NYBCL or otherwise as a result of any of the Transactions.

                      4.2.3 Required Filings. No consent, approval or authorization of, expiration or termination of any waiting period requirement of, or filing, registration, qualification, declaration or designation
("Authorization") with or by, any federal, state, local or foreign court, administrative agency, commission or other governmental authority or instrumentality ("Governmental Entity") is required for the execution and delivery by the Company of this Agreement or any of the other Transaction Agreements or the consummation by any of the Company or any Subsidiary of any of the Transactions, except for (i) the filing and recordation by the Company of the Merger as required by the NYBCL, (ii) the filing with the United States Securities and Exchange Commission (the "SEC") of the Proxy Statement, the Form 10 Registration and the Information Statement with respect to the Merger and Distribution, respectively, under the Exchange Act and (iii) filings pursuant to applicable state securities laws.

                      4.2.4 No Conflicts. Neither the execution and delivery of this Agreement or the other Transaction Agreements by the Company nor the consummation by Company of any of the Transactions, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate, articles or other instrument of incorporation or limited partnership or by-laws or agreement of limited partnership or other similar instrument or of any statute, law or administrative regulation, or of any order, writ, injunction, judgment or decree of any Governmental Entity or of any arbitration award to which any of the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, or (ii) violate, conflict with, breach, constitute a default (or give rise to an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other claims, equities, security interests, preemptive rights, judgments and other encumbrances ("Encumbrance")upon any of the properties or assets of the Company or any Subsidiary under, any written or oral note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or written or oral obligation to which Company is a party or to which they or any of their respective properties or assets are subject (each being an "Obligation"), except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other Encumbrances that do not and could not, individually or in the aggregate (x) have a Material Adverse Effect (as defined herein) on the Company, or (y) materially impair the ability of the Company to perform its obligations under any Transaction Agreement. Without limiting the generality of the foregoing, the Company is not subject to any Obligation pursuant to which timely performance of this Agreement or any of the Transactions may be prohibited, prevented or materially delayed. As used in this Agreement, with respect to a Person, "Material Adverse Effect" means an effect which involves $10,000 or more on the business, operations (or results of operations), condition (financial or otherwise), properties, assets, liabilities, or prospects of such Person or its Subsidiaries, and "Person" means an individual, partnership, corporation, limited liability company, business, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature or a group, including any pension, profit sharing or other benefit plan or trust.

                      4.2.5 Capitalization. The authorized capital stock of the Company consists solely of 5,000,000 shares of Common Stock, $0.10 par value per share, and 7,500,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"). As of November 16, 1998, (i) 2,969,195 shares of Common Stock were outstanding, all of which are entitled to vote as a class, (ii) 265,763 shares of Common Stock were held in the treasury of the Company, (iii) Stock Options or Warrants with respect to 82,240 shares of Common Stock had been granted or issued and are outstanding under the 1993 Plan and (iv) no shares of Preferred Stock were outstanding. There are no other shares of capital stock of the Company authorized, issued or outstanding. The number of shares of Common Stock outstanding is subject to increase to no more than 3,051,435 shares outstanding upon the exercise or conversion of Stock Options and Warrants which are set forth on Schedule 4.2.5 of the Company Disclosure Schedule. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.2.5 of the Company Disclosure Schedule, there are no subscriptions, options, stock appreciation rights, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, or register the sale of, any securities of any kind. There are no agreements or obligations of any kind or character to which the Company is a party, or as to which the Company has knowledge, with respect to the voting of Common Stock or the election of Directors to its Board ("Directors").
Schedule 4.2.5 of the Company Disclosure Schedule sets forth the name of the holder, number of shares underlying and exercise price of each Stock Option and Warrant outstanding on the date hereof.

                      4.2.6 Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Remaining Subsidiary (i) are validly issued, fully paid and nonassessable and free of any preemptive rights, and (ii) except as disclosed in Schedule 4.2.6 to the Company Disclosure Schedule, are owned of record and beneficially by the Company free and clear of all Encumbrances. There are no outstanding subscriptions, options, stock appreciation rights, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Remaining Subsidiary obligating such Remaining Subsidiary to issue any securities of any kind or which would otherwise affect the Distribution. There are no agreements or obligations of any kind or character with respect to the voting of shares of capital stock or the election of directors of any Remaining Subsidiary. Schedule 4.2.6 lists (iii) each Subsidiary and the Company's direct or indirect ownership interest in such Subsidiary and (iv each Subsidiary of which the Company or one of its Subsidiaries is a general or limited partner (each such Subsidiary of the Company, a "Partnership") and the Company's direct or indirect ownership interest in such Partnership. Except for the Subsidiaries, the Company does not have, directly or indirectly, any equity or ownership interest, or any investment, in any Person.

                      4.2.7 SEC Documents. The Company has timely filed (and has delivered to Purchaser a true and complete copy of) each report, schedule, registration statement and definitive proxy statement required to be filed or filed by the Company with the SEC (including, without limitation, reports required to be filed pursuant to Section 13(d) or 13(g) of the Exchange Act) since January 1, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and none of the SEC Documents, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has corrected and updated, prior to the date hereof, all statements in the SEC Documents which have required correction or updating, as the case may be, and have filed all necessary amendments to the Company SEC Documents as required by applicable law.

                      4.2.8 Financial Statements. Each of the consolidated financial statements (including the notes thereto) included in the SEC Documents (the "Financial Statements") complies, as of their respective dates, with all applicable accounting requirements and rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and presents fairly the consolidated financial position of the Company at the dates thereof and the consolidated results of its operations, cash flows and changes in financial position for the periods indicated therein, subject, in the case of interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate. The books, accounts and records of the Company are, and have been, maintained in such Company's usual, regular and ordinary manner, in accordance with generally accepted accounting practices, and all transactions to which the Company is or has been a party are properly reflected therein.

                      4.2.9 Liabilities. Neither the Company nor any Remaining Subsidiary has any obligation or liability of any kind or nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent, known or unknown or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet (all the foregoing herein collectively being referred to as the "Liabilities"), except for:

                      (a) Liabilities specifically provided for or reserved against in the balance sheet contained in the Financial Statements or the balance sheet contained in the most recent interim financial statement in a Company SEC Document filed prior to the date of this Agreement (the "Interim Balance Sheet");

                      (b) as of the Effective Time, Permitted Liabilities and Liabilities taken into account in determining the Adjustment Amount as agreed to by Purchaser and Parent; and

                      (c) Liabilities of the Company or a Remaining Subsidiary which have been incurred since the date of the Interim Balance Sheet, in the ordinary course of business and consistent with past practice which are not material.

Without limiting the generality of the foregoing, upon consummation of the Distribution neither the Company nor any Remaining Subsidiary will have any Liability with respect to the Liabilities of the Distributed Subsidiaries or the business and operations of the Distributed Subsidiaries.

                      4.2.10 Absence of Changes or Events. Except as specifically disclosed in the SEC Documents filed prior to the date of this Agreement and furnished to Purchaser, since June 30, 1998: (x) neither the Company nor any Subsidiary has suffered or been threatened with (and the Company has no knowledge of any facts which may cause or result in) any material adverse change in its assets, properties, liabilities, condition (financial or otherwise) or prospects; and (y) the Company and each Subsidiary has operated only in the usual and ordinary course of business consistent with past practice except as contemplated by the Power Facility Sales or the Distribution. Without limiting the generality of the foregoing, since such date, neither the Company nor any Subsidiary has:

                      (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any material portion of its assets or property, except in the usual and ordinary course of business consistent with past practice other than the sale of shares of common stock of Niagra Mohawk Power Corporation ("NIMO") and the Power Facility Sales;

                      (b) suffered any material casualty, damage or loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                      (c) paid, declared or set aside any dividends or other distributions on its securities of any class or purchased or redeemed any of its securities of any class;

                      (d)   made any change in accounting methods or principles;

                      (e) with respect to the Remaining Subsidiaries, made or committed to make capital expenditures;

                      (f) with respect to the Remaining Subsidiaries, increased the compensation payable to any officer or employee except in the ordinary course of business;

                      (g) with respect to the Remaining Subsidiaries, elected any director or hired any officer or employee;

                      (h) borrowed any money or issued any bonds, notes, debentures or other evidence of indebtedness;

                      (i) acquired by merger, consolidation or acquisition of stock or assets any Person or business;

                      (j) adopted, amended or terminated any Employee Benefit Plan (as defined herein) except as contemplated by Section 2.5; or

                      (k) agreed in writing or otherwise to take any of the foregoing actions.

                      4.2.11 Status of Distribution. The Distribution will not result in any federal or state income tax liability to the Company. In connection with the Distribution, the Company (a) will have sufficient capital so that upon completion of the Distribution, the fair market value of the assets of the Company less the amount of its stated capital will exceed its Liabilities and (b) is solvent and will be solvent prior to and immediately following the consummation of the Distribution.

                      4.2.12 Ownership of Properties. The Company and each Remaining Subsidiary has good and marketable title to its respective properties and assets purported to be owned by them respectively (including all assets reflected on the Financial Statements) free and clear of any Encumbrances, except: (i) statutory liens for Taxes not yet due, (ii) statutory liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business, in connection with workers' compensation and unemployment insurance; and (iv) minor imperfections of title which do not in the aggregate materially detract from the value or use of the asset in question. The Company and its Subsidiaries have in effect insurance policies of the type and with coverages which are customary for companies in the businesses in which the Company and its Subsidiaries are engaged.

                      4.2.13 Tax Matters Definitions. As used in this Agreement the following terms shall have the following meanings:

                      (a) the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; and

                      (b) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

                      4.2.14 Returns. There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by the Company. As of the time of filing, the Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of such Company or any other information required to be shown thereon. Except as disclosed in Section 4.2.14 to the Company Disclosure Schedule, an extension of time within which to file any Return which has not been filed has not been requested or granted.

                      4.2.15 Tax Liabilities. With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all amounts required to be paid by any of the Company or any of its Subsidiaries (other than the Permitted Liabilities), to taxing authorities or others, on or before the date hereof have been paid. The unpaid Taxes of the Company do not exceed the reserve for tax liability with respect to the Company (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Company Disclosure Schedule as adjusted for the passage of time through the Closing Date, in accordance with the past practices of the Company.

                      4.2.16  Issues with Taxing Authorities.    No issues have
been raised (and are currently pending) by any taxing authority in connection with any of the Returns filed by the Company or any of its Subsidiaries. No waivers of statutes of limitation with respect to such Returns have been given by or requested from the Company or any of its Subsidiaries. The Company Disclosure Schedule sets forth (i) the taxable years of each of the Company or any of its Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. No deficiencies have been asserted or assessments made as a result of any such examinations.

                      4.2.17 Miscellaneous Tax Matters. Neither the Company nor any Remaining Subsidiary (i) is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement; (ii) has agreed to make, or is required to make, any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code.

                      4.2.18 Permits. The Company and its Remaining Subsidiaries hold or have received all consents, permits, authorizations, approvals, licenses and certifications of Governmental Entities (collectively, the "Permits") required in connection with the ownership and operation of their respective properties and the conduct of their respective businesses as now being conducted, except for such consents, permits, authorizations, approvals, licenses and certificates which if not held or received would not have a Material Adverse Effect on the Company.

                      4.2.19 Contracts. Except as filed as an exhibit to the SEC Documents, none of the Company or any Remaining Subsidiary is a party to, or bound by, any undischarged written or oral:

                      (a) employment or consulting agreement which is not terminable by the Company at will without premium or penalty or other payment;

                      (b)     collective bargaining agreement;

                      (c) lease or sublease, either as lessee or sublessee, lessor or sublessor, of real or personal property or intangibles;

                      (d) loan or  credit  agreement,  pledge  agreement,  note, security agreement, mortgage, debenture, indenture, factoring agreement, credit card agreement, letter of credit or banker's acceptance;

                      (e)     governmental order or directive;

                      (f) agreement for the treatment or disposal of hazardous materials;

                      (g)     partnership or joint venture agreement;

                      (h)     architect's agreement or construction contract;

                      (i) lease which is required by GAAP to be classified as a capital lease;

                      (j)  reciprocal   easement  or  operating  agreement  with
         respect to any parcel of the Real Estate or any of the Leased Premises;

                      (k)     secrecy or confidentiality agreement;

                      (l) rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross- currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), or any combination of these transactions;

                      (m)     supply or requirements contract;

                      (n) agreement or arrangement not specifically enumerated above concerning or which provides for the receipt or expenditure of any money;

                      (o) agreement to indemnify or pay or advance expenses of any Person including any officer, director, employee or agent of the Company, any Subsidiary or any ERISA Affiliate; or

                      (p) agreement or arrangement by which the Company or any Remaining Subsidiary has guaranteed or otherwise has any Liability for any Liability of any Distributed Subsidiary.

Such agreements, leases, subleases and other instruments or arrangements required to be disclosed in response to this Section 4.2.19, the "Contracts," and each a "Contract". Each Contract is in full force and binding upon the Company and, to the Company's knowledge, the other parties thereto. None of the Company on the one hand, nor any of the other parties thereto, on the other hand, are in default under any Contract. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default under any Contract by the Company, on the one hand, or the other contracting party, on the other hand. None of the Company has released or waived any of its respective rights under any Contract. The Company is not subject to any legal obligation to renegotiate, nor does the Company have knowledge of a claim for a legal right to renegotiate, any contract, loan, agreement, lease, sublease or instrument to which it is now or has been a party.

                      4.2.20 Partnership Contracts. Each of the Partnerships has settled pursuant to valid and enforceable settlement agreements all Liabilities of each such Partnership on terms such that none of the Remaining Subsidiaries has any Liability with respect to the Liabilities of the Partnerships. Neither the Company nor any of the Remaining Subsidiaries has any Liability for any of the Liabilities of any Partnership.

                      4.2.21  ERISA Matters.

                      (a) The Company, its Subsidiaries, any affiliate of the Company or its Subsidiaries, as determined under Code Section 414(b),
         (c), (m) or (o) (the "ERISA Affiliate"), severally or jointly, maintains, administers or contributes to, and have any liability with respect to, only those employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA), bonus, deferred compensation, stock purchase, stock option, stock appreciation, severance, salary continuation, vacation, holiday, sick leave, fringe benefit, employee discount, personnel policy, allowances, incentives, insurance, welfare or similar plan, program, policy or arrangement which are described in the Company Disclosure Schedule (the "Employee Benefit Plans").

                      (b) None of the Company, its Subsidiaries or any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any pension plan subject to Title IV of ERISA; neither the Company nor any ERISA Affiliate has made a complete or partial withdrawal from a multiemployer plan, as such term is defined in
         Section 3(37) of ERISA, resulting in withdrawal liability, as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 or ERISA); neither the Company nor any ERISA Affiliate would incur any withdrawal liability on a complete withdrawal from any Employee Benefit Plan as of the Closing Date, under applicable law and conditions of each such Employee Benefit Plan without regard to any limitation, reduction or adjustment of liability under Title IV of ERISA or any Employee Benefit Plan provision; and neither the Company nor any ERISA Affiliate has any contingent liability under Section 4024 of ERISA.

                      (c) The aggregate present value of all accrued benefits pursuant to each Employee Benefit Plan subject to Title IV of ERISA, determined on the basis of current participation and projected compensation for active participants, and including the maximum value of all subsidized benefits, and earnings, mortality and other actuarial assumptions set forth in the 1994 actuarial report for the Employee Benefit Plan does not exceed the current fair market value of such Employee Benefit Plan's assets, and except as required by Section 4980B of the Code, neither the Company nor any ERISA Affiliate has any obligation to provide benefits to any individual not employed by the Company or any ERISA Affiliate.

                      (d) Each Employee Benefit Plan complies with and is and has been operated in accordance with its terms and each applicable provision of ERISA, the Code, other federal statutes, state law and the regulations and rules thereunder. With respect to each Employee Benefit Plan intended to qualify under Section 401(a) of the Code, a favorable determination as to such qualification of such Employee Benefit Plan and each amendment thereto has been made by the Internal Revenue Service and each such Employee Benefit Plan remains qualified under the Code and each trust funding any Employee Benefit Plan is and has been tax-exempt. Neither the Company nor any ERISA Affiliate has failed to make any contributions or pay any amounts required on or before the Closing Date by the terms of any Employee Benefit Plan, collective bargaining agreement, ERISA or any other applicable law.

                      4.2.22 Labor Relations. Neither the Company nor any Remaining Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and there are no known organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit. There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries, and any of their employees, and neither the Company nor any Subsidiary has experienced any such strike, slowdown, work stoppage or material controversy within the past three years.

                      4.2.23 Absence of Litigation. Except as set forth in the SEC Documents filed prior to the date hereof, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before or by any Governmental Entity, pending or, to the Company's knowledge, threatened against the Company or any Remaining Subsidiary or any of the officers, directors or employees of the Company or any Remaining Subsidiary, which, if decided adversely to the Company or any Remaining Subsidiary, officer, director or employee could have a Material Adverse Effect on the Company or any Subsidiary or would materially impair the consummation of any of the Transactions. There are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company, would have a Material Adverse Effect on the Company or any Remaining Subsidiary or would materially impair the consummation of any of the Transactions. The Company has not made any material oral or written warranties with respect to the quality or absence of defects of its products or services which it has sold or performed which are in force as of the date hereof, excep for those warranties which are described in the Company Disclosure Schedule.

                      4.2.24  Injunctions; Judgments.   Neither the Company nor
any Remaining Subsidiary is a party to, or bound by, any judgment, writ, injunction, decree, order or arbitration award (or agreement entered into with any Governmental Entity in connection with any administrative, judicial or arbitration proceeding) with respect to or affecting the properties, assets, personnel or business activities of the Company.

                      4.2.25 Compliance with Law. Neither the Company nor any Subsidiary is in violation of, in noncompliance with, or delinquent with respect to, any judgment, writ, injunction, decree, order or arbitration award or law, statute, or regulation of or agreement with, or any permit from, any Governmental Entity to which the property, assets, personnel or business activities of the Company or any of its Subsidiaries are subject, which violation, noncompliance or delinquency could have a Material Adverse Effect on the Company or any Remaining Subsidiary or materially impair the ability of the Company to carry out or realize the intended benefits of the Transactions.

                      4.2.26  Environmental Matters. The Company and each
Subsidiary are and at all times have been, and all real property currently or previously owned, leased, occupied, used by or under the control of the Company or such Subsidiary, and all operations or activities of the Company or its Subsidiaries (including those conducted on or taking place at any of such real property) are and at all times have been, in compliance with and not subject to any material liability or obligation under any Environmental Law or Environmental Permit (and any monitoring agreement thereunder). The Company and its Subsidiaries have every Environmental Permit required under Environmental Laws for the operation of their respective businesses. As used in this
Agreement: "Environmental Laws" means all applicable federal, state or local laws, rules, regulations, ordinances or principles of common law relating to the generation of electricity or to the protection of health and safety, pollution, or to environmental matters of any kind whatsoever, including with respect to the storage, treatment, generation, transportation, spillage, use for the generation of electricity or thermal energy, discharge, emission, leakage, disposal or other release or threatened release of any hazardous (or otherwise regulated under Environmental Law) material, substance or waste of any kind whatsoever ("Hazardous Materials") and "Environmental Permits" means any permits, licenses, notifications, certifications, consents or approvals required under any Environmental Law from a Governmental Entity or third party. There are no underground storage tanks on any such real property. There is no condition or circumstance regarding the Company, any Subsidiary or their respective businesses or any such real property or the operations or activities thereon, which, with the passing of time or upon notice to any other party, is possible of giving rise to a material violation of, or material liability or obligation under, any Environmental Law or Environmental Permit. Neither the Company nor its Subsidiaries nor any Person, the acts or omissions of which may be attributable to, or the responsibility of, or liability to, the Company or its Subsidiaries has, or has arranged to have, any Hazardous Materials, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could be attributed in any manner to, or otherwise become responsibilities of or liabilities to, the Company or its Subsidiaries. There are no allegations, claims, demands, citations, notices of violation, or orders of noncompliance made against, issued to or received by the Company or its Subsidiaries within the past (5) years relating or pursuant to any Environmental Law or Environmental Permit except those which have been corrected or complied with to the satisfaction of the Governmental Entity or other claimant, and no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened, imminent, likely or contemplated. The Company and its Subsidiaries have not contractually created or assumed any liabilities or obligations or indemnifications related to Environmental Law at or related to any real property currently or formerly owned, operated or leased by the Company or its Subsidiaries.

                      4.2.27 Owned Real Estate. All of the real estate and any interest in real estate held by the Company or any Subsidiary is identified (including by street address and Subsidiary owner) in the Company Disclosure Schedule as being so owned (the "Real Estate"). Each Remaining Subsidiary so indicated as owning Real Estate has insurable title to its Real Estate, subject only to general real estate taxes not delinquent and to Encumbrances, covenants, conditions, restrictions and easements of record, none of which makes title to any of such Real Estate uninsurable and none of which are violated by the Remaining Subsidiary or interfere with such Remaining Subsidiary's use or occupancy thereof. None of the Real Estate held by a

Remaining Subsidiary is subject to any leases or tenancies. None of the improvements comprising the Real Estate or the businesses conducted by any of the Company thereon, are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement. No material expenditures are required to be made for the repair or maintenance of any improvements on any of the Real Estate for or with respect to any period ending on or including the Closing Date. All taxes on any Real Estate owned by the Company or any Remaining Subsidiaries for or with respect to any period ending on or including the Closing Date have been paid or accrued in full.

                      4.2.28 Leased Premises. Neither the Company nor any Remaining Subsidiary leases (or has any commitment to lease) any real estate. The Distributed Subsidiaries lease (or have a commitment to lease) the premises identified in the Company Disclosure Schedule as being so leased (the "Leased Premises"). The Leased Premises are leased to the indicated Subsidiary pursuant to written leases, true, correct and complete copies of which have been delivered to Purchaser prior to the date hereof or are contained in the SEC Documents. The improvements comprising the Leased Premises, and the businesses conducted by the Company thereon, are not in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility or other easements.

                      4.2.29  Intellectual Property.  No Intellectual Property
has infringed, infringes or in any material way has damaged or damages any of the rights, title or interests of any third party (nor has any third party given the Company notice of any claimed infringement or damage). "Intellectual Property" means all of the following, whether owned, used or licensed by the Company or any Remaining Subsidiary: (i) all common law, federally registered, state registered and foreign trademarks and service marks and all applications for federal, state or foreign registration of trademarks or service marks, (ii) all slogans, trade dress and trade names, (iii) all proprietary know-how and methods, (iv) all trade secrets, (v) all federal and foreign patents and patent applications, (vi) all copyright registrations and material unregistered copyrights, and (vii) all computer software.

                      4.2.30 Brokers. No broker, finder, investment banker or other Person (other than Josephthal & Co., whose compensation arrangement is set forth in the Company Disclosure Schedule) is entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the Company in connection with the Merger.

                      4.2.31 Fairness Opinion. The Company has received the written opinion of Josephthal & Co. (the "Fairness Opinion") on the date of this Agreement to the effect that, as of the date of this Agreement, the Merger Consideration to be received by stockholders of the Company is fair from a financial point of view. The Company has provided a true and correct copy of the Fairness Opinion to Purchaser. The Company is authorized by Josephthal & Co. to include a copy of such opinion in the Proxy and Information Statement.

                      4.2.32 Form 10 Registration, Proxy Statement and Information Statement. None of the information (other than information provided by Parent and Purchaser) included or incorporated by reference in the (i) Form 10 registration statement relating to the registration under the Exchange Act of shares of common stock of BL to be distributed to shareholders of the Company in the Distribution (as supplemented or amended, the "Form 10 Registration"), (ii) the proxy statement relating to the Transactions to be approved at the Meeting (as amended or supplemented, the "Proxy Statement") and the information statement relating to the Distribution (as supplemented or amended, the "Information Statement") will (x) in the case of the Form 10 Registration, at the time it becomes effective, ontain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (iii) in the case of the Proxy Statement and the Information Statement, at the time of the mailing thereof, at the time of the Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form 10 Registration and the Proxy Statement and the Information Statement will each comply as to form in all material respects with the provisions of the Exchange Act and applicable law.

                      4.2.33 Full Disclosure. The representations, warranties and statements of the Company in this Agreement or contained in any schedule, list or document delivered pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations, warranties and statements are made, not misleading. The copies of all documents furnished by the Company pursuant to or in connection with this Agreement are true, complete and correct. True, complete and accurate copies of each document referred to in the Company Disclosure Schedule are contained therein or have been furnished to Purchaser prior to the date hereof.

         4.3 Representations and Warranties of Parent and Purchaser. Parent and Purchaser jointly and severally represent and warrant to the Company that:

                      4.3.1 Organization and Authority. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Parent and Purchaser has all necessary corporate power and authority to conduct its business as now being conducted.


                      4.3.2 Authority Relative to this Agreement. Each of Parent and Purchaser has full corporate power and authority to enter into and perform this Agreement and each of the other Transaction Agreements to which it is a party. The execution and delivery of this Agreement and each of the other Transaction Agreements by Purchaser and Parent and the performance by Purchaser and Parent of their respective obligations hereunder or thereunder have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other Transaction Agreements to which it is a party will be, duly executed and delivered by duly authorized officers of Purchaser and Parent and constitutes, or will constitute when so executed and delivered, a valid and binding obligation of Purchaser and Parent enforceable against it in accordance with its terms.

                      4.3.3 Required Filings. No Authorization is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the other Transaction Agreements by Purchaser or the consummation by Purchaser of the Transactions.

                      4.3.4 No Conflicts. Neither the execution and delivery of this Agreement or any of the other Transaction Agreements by Parent or Purchaser, nor the consummation by Parent or Purchaser of the Transactions, will
(i) conflict with or result in a breach of any of the terms or provision of the Certificate of Incorporation or By-Laws of Purchaser, or Articles of Organization of Parent or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which Purchaser is a party or by which Parent or Purchaser is bound; or (ii) violate, conflict with, breach, constitute a default (or give rise to an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other Encumbrance upon any of the properties or assets of Parent or Purchaser under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Purchaser is a party or to which Parent or Purchaser or any of its properties or assets are subject (the "Purchaser Obligations"), except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other Encumbrances that do not and will not, individually or in the aggregate, (x) have a Material Adverse Effect on Parent or Purchaser or (y) materially impair Parent or Purchaser's ability to perform its obligations under this Agreement or any of the other Transaction Agreements. Without limiting the generality of the foregoing, Purchaser is not subject to any Purchaser Obligation pursuant to which timely performance of this Agreement or any of the Transactions may be prohibited, prevented or materially delayed.

                      4.3.5 Capitalization. The authorized capital stock of Purchaser consists of 10,000 shares of common stock, $.01 par value, of which 1,000 shares are outstanding. All of the outstanding shares of common stock of Purchaser are entitled to vote as a class and are owned of record by Parent.

                      4.3.6 Investment Intent. Each of Parent and Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and is acquiring the Common Stock for its own account for investment and with no present intention of distributing or reselling such Common Stock or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act.

                      4.3.7 Financing. Purchaser has delivered to the Company a true and correct copy of a letter from a bank (the "Lender"), stating Lender's interest in providing debt financing ("Financing") to Parent, which, together with equity to be contributed to Purchaser will be in an amount necessary to pay the Merger Consideration and consummate the Merger, subject to the negotiation, preparation and execution of binding documents with respect to the Financing, and to the fulfillment of the conditions precedent contained in such letter. None of the Financing will be an obligation of or secured by a lien on the assets of the Surviving Corporation. Parent and Purchaser have no present intention to liquidate the Surviving Corporation.

                      4.3.8 Proxy Statement. None of the information included in the Proxy Statement and provided by the Parent and Purchaser in writing for use in the Proxy Statement will, at the time of the mailing thereof, at the time of the Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

         5.1 Obligations of Each of the Parties. From and after the date hereof and until and including the Effective Time, the following shall apply with equal force to the Company, on the one hand, and Parent and Purchaser, on the other hand:

                      5.1.1 Each party shall promptly give the other party written notice of the existence or occurrence of any event or condition which would make any representation or warranty herein contained of either party untrue or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby. In the case of the Company, such notice shall include a reasonably detailed description of such event or condition, the representation or warranty to which it relates and an estimate of the damages, if any, associated therewith.

                      5.1.2 No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party or which would result in any representation or warranty herein of that party being untrue in any material respect at any time after the date hereof through and including the Closing Date as if then originally made.

                      5.1.3 Subject to the terms and conditions of this Agreement, each of the parties agrees to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions and the other transactions contemplated by this Agreement as expeditiously as reasonably practicable; provided, however, that nothing in this Section 5.1.3 shall in any event require any party to (i) expend funds which are not commercially reasonable in relation to the transactions contemplated hereby or
(ii) take or cause to be taken, any action which would have a Material Adverse Effect with respect to it.

         5.2 Access. Subject to any restrictions under applicable law, the Company shall continue to give to Purchaser's and Parent's respective officers, employees, agents, attorneys, consultants and accountants reasonable access for reasonable purposes in light of the transactions contemplated by this Agreement during normal business hours to all of the properties, books, contracts, documents, present and expired insurance policies, records and personnel of or with respect to the Company or any Subsidiary and shall furnish to Parent and Purchaser and such persons as Parent or Purchaser shall designate to the Company such information as Purchaser or such persons may at any time and from time to time reasonably request. It is expressly understood and agreed that all information obtained pursuant to this Section 5.2 is subject to the terms and conditions of the Confidentiality Letter dated September 2, 1998, executed by Parent and Parent expressly reaffirms its obligations thereunder. Without limiting the generality of the foregoing, the Company will permit Parent and Purchaser to conduct a Phase I and Phase II environmental investigation with an environmental consultant selected by Purchaser of the Real Estate held by Reina Distributing, Inc. The Company will pay the costs of such investigation promptly upon receipt of such consultant's billing statement.

         5.3 The Company's Obligations. From and after the date hereof and until and including the Effective Time:

                      5.3.1 The Company shall, and shall cause each Remaining Subsidiary to, carry on its business with the objective of effecting the Distribution and Power Facility Sales and, in all other respects with the objective of winding up the remaining business of the Company and the Remaining Subsidiaries so that the Company and the Remaining Subsidiaries will have no assets other than cash and cash equivalents and the Retained Assets and no Liabilities other than the Permitted Liabilities and at Closing, Liabilities taken into account in the calculation of the Adjustment Amount as reflected in the Statement as finally agreed to by Purchaser. Without the prior written consent of Purchaser, and without limiting the generality of any other provision of this Agreement including the foregoing, the Company shall not, and shall not permit any Remaining Subsidiary to:

                              (a) amend its Certificate of Incorporation, By-Laws or other organizational documents;

                              (b)  make any  change  in its  authorized  capital
                      stock; adjust, split, combine or reclassify any capital stock; or, other than issuances of shares of Common Stock pursuant to the valid exercise of Stock Options or Warrants outstanding on the date hereof in accordance with
                      Section 2.4 of this Agreement, issue any shares of stock of any class, or issue or become a party to any subscription, warrant, rights, options, convertible securities or other agreements or commitments of any character relating to its issued or unissued capital stock, or other equity securities, or grant any stock appreciation or similar rights, or amend the terms of any Stock Option or Warrant except as contemplated by Section 2.5;

                              (c) incur any  indebtedness  for borrowed money or
                      assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, including the Distributed Subsidiaries;

                              (d) other than in connection with the Distribution
                      or Power Facility Sales, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, except pursuant to contracts or agreements in force at the date of this Agreement, the sale of the NIMO stock, or as specifically set forth in this Agreement with respect to the Transactions;

                              (e) other than in connection with the Distribution
                      make any (x) investments, either by purchase of stock or securities, in (y) contributions to capital of, or (z) purchases of any property or assets from, any other individual, corporation or other entity;

                              (f) except as necessary to effect the Distribution
                      or eliminate a Liability of the Company or Remaining Subsidiary (with respect to which the Company shall notify Purchaser promptly in writing), and except for transactions in the ordinary course of business consistent with past practice and those transactions contemplated by the provisions of this Agreement, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts;

                              (g) change its method of  accounting  in effect at
                      December 31, 1997, except as may be required by changes in GAAP upon the advice of its independent accountants;

                              (h) increase the compensation payable to any employee, or enter into any new employment agreements with new or existing employees which create other than an at will relationship, in each case, except in the ordinary course of business consistent with past practices other than bonuses to officers and employees which are paid prior to the Effective Time;

                              (i)  pay or  declare  any  dividend  or  make  any
                      distribution (other than the Distribution) on its securities of any class or purchase or redeem any of its securities of any class;

                              (j)      make any Tax election or settle or
                      compromise any Tax liability;

                              (k) fail to  maintain  in full  force  and  effect
                      insurance coverage substantially similar to that in effect on the date hereof; or

                              (l) enter into any business or contract not related to the Distribution, Power Facility Sales or the Merger other than contracts which are not material and which will be fully performed prior to the Effective Time.

                      5.3.2 The Company shall cause the Distributed Subsidiaries to carry on their respective businesses only in the ordinary course consistent with past practice and shall not and shall cause the Distributed Subsidiaries not to create any Liabilities of the Company or any Remaining Subsidiary for the Liabilities of the Distributed Subsidiaries following the Effective Time.

                      5.3.3 The Company shall furnish to Purchaser the Company's internal unaudited statement of condition and statement of income for each month ending after the date of this Agreement. Such monthly statements shall be prepared in accordance with existing practice and shall fairly present in all material respects the consolidated financial position and results of operation for the Company as of and for the periods indicated therein in accordance with past practice. The Company will advise Purchaser upon request as to the status of the components of the Base Amount and Additional Amount and provide reasonable evidence supporting the determination of the amount of such components.

         5.4          Proxy Statement; Other Regulatory Matters.

                      5.4.1 The Company will (i) call a meeting of its shareholders (the "Meeting") for the purpose of voting upon adoption and authorization of the Merger, (ii) hold the Meeting as soon as practicable following the date of this Agreement, (iii) subject to Section 5.6 recommend to its shareholders the approval of the Merger through its Board of Directors and
(iv) use its best efforts to obtain the necessary adoption and authorization of this Agreement by the shareholders of the Company.

                      5.4.2 The Company will (i) as soon as practicable following the date of this Agreement, prepare in correct and appropriate form and file with the SEC the Form 10 Registration and a preliminary Proxy Statement and Information Statement and (ii) use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Form 10 Registration to be effective and each of the Proxy and the Information Statement to be cleared by the SEC. The Company will notify Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form 10 Registration, the Proxy or the Information Statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Form 10 Registration or the Proxy Statement and Information Statement or any of the Transactions. The Company shall give Purchaser and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review the Form 10 Registration, the Proxy Statement and the Information Statement prior to being filed with the SEC and shall give Purchaser and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review all amendments and supplements to the Form 10 Registration, the Proxy and the Information Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement and the Information Statement have been cleared by the SEC, the Company shall mail the Proxy Statement and the Information Statement, respectively, to the stockholders of the Company. The Purchaser and the Parent shall supply to the Company on a timely basis in connection with the preparation of the Proxy Statement and the Information Statement all information necessary to be included therein with respect to the Purchaser and the Parent.

                      5.4.3 Each party agrees to notify the other of, and to correct, any information contained in the Form 10 Registration, the Proxy Statement and Information Statement furnished by such party to the other for inclusion therein, which information shall be, at the time of furnishing, or become, prior to the Meeting, false or misleading in any material respect. If at any time prior to the Meeting or any adjournment thereof there shall occur any event that should be set forth in an amendment to the Form 10 Registration Proxy Statement or the Information Statement, the Company will prepare and mail to its stockholders such an amendment or supplement.

                      5.4.4 The Company will file all reports, schedules and definitive proxy statements (including the Proxy Statement and the Information Statement) (the "Company Filings") required to be filed by the Company with the SEC (including reports required by Section 13(d) or 13(g) of the Exchange Act and will provide copies thereof to the Company promptly upon the filing thereof. As of its respective date, the Company represents, warrants and covenants that each the Company Filing will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder and none of the Company Filings will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon learning of any such false or misleading information, the Company will cause all required the Company Filings (including the Proxy Statement and the Information Statement) to be corrected, filed with the SEC and disseminated to holders of the Common Stock, in each case as and to the extent required by applicable law.

                      5.4.5  Subject to the terms and conditions herein
provided, the Company and Parent and Purchaser will cooperate and consult with one another in (a) determining which consents, approvals, Permits, authorizations or waivers (collectively, "Consents") are required to be obtained prior to the Effective Time from Governmental Entities or other third parties in connection with the execution and delivery of this Agreement (including those Consents with respect to those matters disclosed as a result of Section 4.2.4 of this Agreement or with respect to any of the Transactions or the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby, (b) preparing all Consents and all other filings, submissions and presentations required or prudent to obtain all Consents, including by providing to the other party drafts of such material reasonably in advance of the anticipated filing or submission dates, and (c) timely seeking all such Consents (it being understood that the parties will make or seek to Consents, whether mandatory or voluntary and that each party will be responsible and pay for the costs, penalties and expenses associated with the Consents required with respect to it). The Company will obtain and deliver to Purchaser at or prior to Closing originals of full and complete releases of the Company and each Remaining Subsidiary from any and all Liabilities of the Company or such Remaining Subsidiary (x) fo Liabilities (other than Permitted Liabilities) of any
Distributed Subsidiary (the "Third Party Releases") (y) to provide indemnification by contract, law or otherwise to any current director, officer, employee agent or affiliates except to the extent of the Surviving Corporation rights under the Escrow Agreement or the D&O Insurance, the form and substance of which shall be reasonably acceptable to Purchaser and Parent ("D&O Releases").

         5.5          Acquisition Proposals.
                      ----------------------

                      5.5.1 From and after the date hereof and until and including the Effective Time (or earlier termination of this Agreement), the Company shall immediately cease and cause to be terminated any activities, discussions or negotiations with respect to an Acquisition Proposal (as defined herein), and the Company shall not, nor shall it permit any Subsidiary, or authorize or permit any of its officers, directors or employees or holders of more than five percent of its outstanding shares of Common Stock or any investment banker, financial advisor, attorney, accountant or other representative or agent of the Company or any

Subsidiary, to, directly or indirectly, (i) solicit, initiate, or encourage (including by way of furnishing or otherwise providing, or providing access to nonpublic information) any Acquisition Proposal; (ii) participate in any discussions or negotiations relating to any Acquisition Proposal (or any inquiry relating to an Acquisition Proposal) or take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition
Proposal; or (iii) enter into any letter of intent, agreement in principle or definitive agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 5.5 shall prohibit the Company or the Board from furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity with respect to any unsolicited Acquisition Proposal if (but only if): (a) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of its outside financial advisor, that such Acquisition Proposal is a Superior Proposal (as defined below); (b) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of outside counsel, that the failure to take such action would cause the Board to violate its fiduciary duties to stockholders under applicable law in the context of the Transactions; and (c) the Company (x) provides at least two business days' notice to Acquiror to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement substantially similar to the
Confidentiality  Agreement.  Notwithstanding  the  foregoing,  nothing  in  this
Section 5.5 will restrict the Company from effecting the Power Facility Sales as contemplated hereby.

                      5.5.2 Notwithstanding anything in this Agreement to the contrary, the Company shall promptly advise Parent orally and in writing of the receipt by it (or by any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal or any inquiry which could reasonably lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or entity making any such Acquisition Proposal. The Company agrees that it will fully enforce (including by way of obtaining an injunction), and not waive any provision of, any confidentiality agreement to which it is a party.

                      5.5.3 For purposes of this Agreement: "Acquisition Proposal" means any bona fide offe or proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any Subsidiary or any purchase of all or any significant portion of the assets or capital stock of the Company or any significant Subsidiary or any other business combination (including the acquisition of any equity interest therein) involving the Company excluding, however, any proposal or transaction with respect to the Power Facilities; and "Superior Proposal" means an Acquisition Proposal which the Board believes in good faith, after due investigation (taking into account, among other things, the financing terms and the likelihood of consummation) and based upon the advice of its outside legal and financial advisors, is more favorable to the Company's stockholders from a financial point of view than the Merger (taking into account the Distribution).

         5.6 Board Action. The Board shall not (i) withdraw or modify its approval, adoption or recommendation of this Agreement, the Merger or any of the Transactions , (ii) approve, adopt or recommend or publicly propose to approve, adopt or recommend an Acquisition Proposal, (iii) cause the Company to enter into any letter agreement, agreement in principle or definitive agreement with respect to an Acquisition Proposal, or (iv) resolve to do any of the foregoing unless the Company receives an unsolicited Acquisition Proposal in accordance with Section 5.5 and the Board determines reasonably and in good faith, after due investigation (a) based upon the advice of its outside financial advisor that a pending Acquisition Proposal is more favorable to the Company Stockholders than the Merger and the Distribution, taken as a whole, (b) such Acquisition Proposal is reasonably likely to be consummated, (c) there is a substantial probability that the approval of the Merger and the Distribution will not be obtained due to the pending Acquisition Proposal, and (d) based upon the advice of outside counsel, that the failure of the Board to withdraw or modify its approval, adoption or recommendation of this Agreement or the Merger, or approve or recommend such Acquisition Proposal would cause the Board to violate its fiduciary duties to stockholders under applicable law in the context of the Transactions. In such case, the Board may withdraw or modify its recommendation, and approve and recommend such Acquisition Proposal, provided the Board provides to Parent and Purchaser written notice of the Company's intention to accept the Superior Proposal at least two business days prior to taking such action and, at the end of such two business day period (x) simultaneously terminates this
Agreement, (y) concurrently causes the Company to enter into a definitive acquisition agreement with respect to such Superior Proposal and (z)
concurrently pays to Purchaser the Termination Payment and Covered Expenses pursuant to Section 7.4.2. Nothing contained in this Section 5.6 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided that the Company does not withdraw or modify its position with respect to the Merger or approve or recommend an Acquisition Proposal, except under the circumstances described in the immediately preceding sentence and on two business days' notice to Purchaser to the effect that it is taking such action.

         5.7          Indemnification and Insurance.
                      -----------------------------

                      5.7.1 Purchaser and the Company agree that prior to the Effective Time, the Company will procure and pay for officers' and directors' liability insurance ("D&O Insurance") covering each present and former director, officer, employee and agent of the Company and each Subsidiary and each present and former director, officer, employee, agent or trustee of any employee benefit plan for employees of the Company (individually, an "Indemnified Person", and collectively, the "Indemnified Persons"), who is currently covered by the Company's officers' and directors' liability insurance or will be so covered on the Closing Date with respect to actions and omissions occurring on or prior to the Closing Date (including, without limitation, any which arise out of or relate to the transaction contemplated by this Agreement). Purchaser shall not be required to provide or cause the Surviving Corporation to provide any such insurance for the Indemnified Persons.

                      5.7.2 Purchaser and the Surviving Corporation hereby jointly and severally agree that, for the lesser of (a) six (6) years after the Closing Date, or (b) the period during which the Surviving Corporation maintains its existence, the provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation shall provide indemnification to the Indemnified Persons on terms, in a manner, and with respect to matters, which are no less favorable (in favor of persons indemnified) than the Company Certificate of Incorporation and By-Laws, as in effect on the date hereof, and further agree that such indemnification provisions shall not be modified or amended except as required by law, unless such modification or amendment expands the rights of the Indemnified Persons to indemnification. Notwithstanding the foregoing, it is expressly understood and agreed that the obligation of the Surviving Corporation to provide such indemnification is limited to the D&O Insurance and the Surviving Corporation's rights under the Escrow Agreement and that the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation may be amended accordingly.

         5.8 Surviving Corporation. The Surviving Corporation or its successors will maintain its or their existence until at least March 31, 2003.

         5.9 Parent's Financing. Parent will use its reasonable best efforts to obtain the proceeds of the Financing.

         5.10 Liabilities. The Company agrees to use its best efforts so that neither the Company nor any Remaining Subsidiary will have as of the Effective Time any Liability other than the Permitted Liabilities and Liabilities, if any, included in the calculation of the Adjustment Amount as agreed to by Parent and Purchaser.

         5.11 Other Company Covenants. Prior to the Effective Time, the Company will (a) as soon as practicable, obtain from General Electric Capital Corporation ("GECC") a release from pledge of all of the outstanding shares of any Remaining Subsidiary which have been pledged to GECC, and (b) cause to be paid in full at or prior to the Closing all expenses associated with the transactions contemplated hereby including fees and expenses of investment bankers, counsel, accountants, consultants and other advisors to the Company, all severance, bonus and other compensation payable in connection with or as a result of the Merger and all other expenses of the Company and each of the Remaining Subsidiaries.

         5.12 Parent Covenants. Parent agrees to cause the Surviving Corporation to amend its Certificate of Incorporation within thirty (30) days after the Closing Date to change the name of the Surviving Corporation to a name which does not include the word "Besicorp". The Surviving Corporation agrees to (a) quitclaim without recourse to BL the net proceeds of any recovery under a derivative claim against its officers or directors and (b) file all income Tax Returns for the current fiscal year and pay all Taxes shown to be due thereon.


                                   ARTICLE VI

             CONDITIONS TO CLOSING; CLOSING DELIVERIES; BASE AMOUNT

         6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                      6.1.1 The Merger Agreement and, to the extent required under the NYBCL, the Distribution shall have been adopted and authorized by th requisite vote of the stockholders of the Company.

                      6.1.2 This Agreement, the Merger and (to the extent approval thereof is necessary to consummate the Transactions) the Transactions shall have been approved by each Governmental Entity whose approval is required for the consummation of the Merger or such Transactions, such approvals shall remain in full force and effect and all waiting periods relating to such approvals shall have expired.

                      6.1.3 No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, judgment, decree, injunction or other order (whether temporary, preliminary or permanent)which is then in effect and has the effect of making the Merger or any of the Transactions illegal.

         6.2 Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated hereby is subject to the fulfillment (or waiver) of all of the following conditions prior to the Effective Time, upon the non-fulfillment (and non-waiver) of any of which this Agreement may, at the Company's option, be terminated pursuant to and with the effect set forth in Article VII:

                      6.2.1 Each and every representation and warranty made by Parent and Purchaser shall be true and correct when made and as if originally made on and as of the Closing Date.

                      6.2.2 All obligations of Parent and Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Purchaser would be required to perform at the Closing if the transaction contemplated hereby was consummated shall have been fully performed.

                      6.2.3 Purchaser shall have delivered to the Company the written opinion of Altheimer & Gray, counsel for Purchaser, dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.

                      6.2.4 Immediately prior to the Merger Purchaser is, and assuming that the condition set forth in Section 6.3.1 is satisfied, immediately following the effectiveness of the Merger the Surviving Corporation shall be, solvent.

         6.3 Conditions to Parent's and Purchaser's Obligations. The obligations of Parent and Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment (or waiver) of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment (and non-waiver) of any of which this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in Article VII:

                      6.3.1 The representations and warranties made by the Company shall be true and correct when made and as if originally made on and as of the Closing Date, except to the extent reflected in the Statement as finally agreed to by Parent and Purchaser.

                      6.3.2 All obligations of the Company to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which the Company would be required to perform at the Closing if the transaction contemplated hereby was consummated)shall have been fully performed.

                      6.3.3 No suit, proceeding or investigation shall have been commenced (to Purchaser's knowledge) by any Governmental Entity on any grounds to restrain, enjoin or hinder, or seek material damages on account of, the consummation of any of the Transactions or the other transactions contemplated hereby.

                      6.3.4 The Company shall have delivered to Purchaser the written opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C., counsel to the Company, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

                      6.3.5 Since June 30, 1998 there shall have been no changes, either individually or in the aggregate, taking into account the completion of the Transactions other than the Merger, in the results of operations, condition (financial or otherwise), properties, assets, business or prospects of the Company or any Subsidiary which has had or would be reasonably likely to have a Material Adverse Effect on the Company or any Remaining Subsidiary.

                      6.3.6 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which imposes any condition or restriction upon Purchaser, the Surviving Corporation or its Subsidiaries which would in Purchaser's opinion be commercially unreasonable from a financial standpoint relative to the transactions contemplated by this Agreement.

                      6.3.7 Purchaser shall be satisfied in its reasonable discretion that each of the Distribution and the Power Facility Sales shall have been completed as provided in this Agreement and that neither the

Surviving Corporation nor any of the Remaining Subsidiaries has any Liability as a result of or arising out of the Distribution or Power Facility Sales.

                      6.3.8 The Indemnification Agreement and the Escrow Agreement shall have been executed and delivered by BL and shall each be valid, legal, binding and enforceable obligations of BL, and the Company shall have deposited $6,000,000 in cash with the Escrow Agent under the Escrow Agreement.

                      6.3.9 The Base Amount shall be no less than $ 105,275,000.

                      6.3.10 Purchaser shall have received the proceeds of the Financing.

                      6.3.11 Neither the Company nor any Remaining Subsidiary shall have any Liabilities other than the Permitted Liabilities and the Liabilities taken into account in determining the Adjustment Amount as agreed to by Purchaser and Parent.

                      6.3.12 The Company shall have received all of the Consents and obtained the Third Party Releases and DB&O Releases (it being understood that this condition with respect to the Third Party Releases will be satisfied if Third Party Releases with respect to Liabilities aggregating no more than $50,000 are not obtained).

                      6.3.13 The number of shares of Common Stock outstanding immediately prior to the Effective Time does not exceed 3,051,435.

                      6.3.14 Purchaser shall have received the results of a Phase I and, if reasonably requested by Purchaser, Phase II environmental investigation of the Real Estate held by Reina Distributing, Inc. with results satisfactory to Parent and Purchaser in their sole discretion.

         6.4          Closing Deliveries.
                      ------------------

                      6.4.1 At the Closing, the Company shall cause to be executed and delivered to Parent and Purchaser all of the following:

                      (a) a closing certificate dated the Closing Date and executed on behalf of the Company by a duly authorized officer of the Company to the effect set forth in Sections 6.3.1, 6.3.2, 6.3.5, 6.3.6, 6.3.10(g), 6.3.11, 6.3.12 and 6.3.13;

                      (b) certified copies of such corporate records of the Company and the Subsidiaries and copies of such other documents as Purchaser or its counsel may reasonably have requested in connection with the consummation of the transactions contemplated hereby;

                      (c) D&O Releases and resignations of all of the officers and directors of each of the Remaining Subsidiaries and the Company in form satisfactory to Purchaser and Parent;

                      (d)    the Indemnification Agreement and Escrow Agreement;
         and

                      (e) the minute books and corporate records of the Company and the Remaining Subsidiaries and originals of the stock certificates evidencing all of the outstanding capital stock of each of the Remaining Subsidiaries free of all Encumbrances.

                      6.4.2 At the Closing, Parent and Purchaser shall cause to be delivered to the Company all of the following:

                      (a) a closing certificate dated the Closing Date and executed on behalf of Parent and Purchaser by a duly authorized officer of Parent and Purchaser to the effect set forth in Sections 6.2.1,
         6.2.2 and 6.2.4; and

                      (b) certified copies of such corporate records of Parent and Purchaser and copies of such other documents as the Company or its counsel may reasonably have requested in connection with the consummation of the transactions contemplated hereby.

                                   ARTICLE VII

                        TERMINATION/EFFECT OF TERMINATION

         7.1 Right to Terminate. Anything to the contrary herein notwithstanding, this Agreement and the transaction contemplated hereby may be terminated at any time prior to the Effective Time by prompt notice given in accordance with Section 8.4:

                      7.1.1  by  the  mutual  written   consent  of  Parent  and
Purchaser and the Company (with the approval of their respective Boards of Directors);

                      7.1.2 by Purchaser and Parent, or the Company (with the approval of the Board) if:

                              (a)       the Effective Time shall not have
         occurred at or before 11:59 p.m. on February 15, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1.2 shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of the failure of the Effective Time to have occurred as of such time; or

                            (b) upon a vote at the Meeting any of this Agreement or any of the Transactions required to be adopted or authorized by the shareholders of the Company shall fail to be adopted and authorized.

                      7.1.3 by Parent and Purchaser, by giving written notice of such termination to the Company, if:

                              (a) there has been a material breach of any material agreement or covenant on the part of the Company which has not been cured or adequate assurance of cure given, in either case within ten (10) business days following notice of such breach from Purchaser or either of the Indemnification Agreement or the Escrow Agreement shall not be a valid, legal and binding agreement or enforceable against BL;

                              (b)      there has been a breach of a
representation or warranty of the Company the Damages from which Purchaser reasonably determines would cause the Base Amount to be less than $105,275,000;

                              (c)  the  Board   shall   have  taken  any  action
contemplated by clause (i), (ii), (iii) or (iv) of Section 5.6;

                              (d) a tender offer or exchange offer for 15% or more of the shares of Common Stock of the Company is commenced, and the Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholder within the time period required by
         Section 14e-2 of the Exchange Act (the taking of no position by the expiration of such period with respect to the acceptance of such tender offer or exchange offer by its shareholders constituting such a failure) or any Person acquires by any means 20% or more of the outstanding shares of Common Stock;

                              (e)      the Company shall have breached any of
its covenants or agreements in Section 5.5;

                              (f) there shall be pending or threatened any proceeding seeking material damages on account of this Agreement or the consummation of the Merger or any of the other Transactions which Purchaser determines in good faith, after due investigation and consultation with counsel representing the Company in such proceeding, could reasonably be expected to result in the Company incurring a material amount of damages or expenses relative to the protections to Parent afforded by the Escrow Agreement, after taking into account applicable insurance coverage; or

                              (g) the Base Amount is less than $105,275,000.

                      7.1.4 by the Company (with the approval of the Board ), by giving written notice of such termination to Parent and Purchaser, if:

                              (a) there has been a material breach of any agreement herein on the part of Purchaser which has not been cured or adequate assurance of cure given, in either case within ten (10) business days following notice of such breach from the Company;

                              (b)      there has been a breach of a
         representation or warranty of Parent or Purchaser herein which could reasonably be expected to prevent Parent or Purchaser from fulfilling their obligations under this Agreement and which, in the reasonable opinion of the Company, by its nature cannot be cured within twenty
         (20) days (or, if sooner, the Closing Date);

                              (c) if the Board determines to enter into and enters into a definitive agreement providing for a Superior Proposal which was obtained consistent with Section 5.5; provided, however, that the Company shall have no right to terminate this Agreement under this
         Section 7.1.4(c) unless (i) the Company has provided Purchaser with written notice of the material terms of the Superior Proposal at least two business days prior to such termination, and (ii) the Company simultaneously pays to Purchaser the Termination Payment and Covered Expenses required under Section 7.4.2.

         7.2 Certain Effects of Termination. In the event of the termination of this Agreement as provided in Section 7.1:

                      7.2.1 each party, if so requested by the other party, will return promptly every document furnished to it by or on behalf of the other party in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; and

                      7.2.2 the obligation of Purchaser under the Confidentiality Letter referred to in Section 5.2 shall continue indefinitely (subject to its terms) notwithstanding any termination of this Agreement.

This Section 7.2 shall survive any termination of this Agreement.

         7.3 Remedies. Notwithstanding any termination right granted in Section 7.1, in the event of the nonfulfillment of any condition to a party's closing obligations, in the alternative, such party may elect to do one of the following:

                      (a) proceed to close despite the nonfulfillment of any closing condition without waiving any claim for any breach and specifically in the case of Parent and Purchaser without waiving any right to proceed under the Indemnification Agreement;

                      (b) decline to close, terminate this Agreement as provided in Section 7.1, and thereafter exercise the remedies provided, or seek damages to the extent permitted in Section 7.4; or

                      (c) seek specific performance of the obligations of the other party. Each party hereby agrees that, in the event of any breach of this Agreement by such party, the remedies available to the other party at law would be inadequate and that such party's obligations under this Agreement may be specifically enforced.

         7.4          Right to Damages; Expense Reimbursement.
                      ---------------------------------------

                      7.4.1 If this  Agreement is terminated in accordance  with
Section 7.1, neither party will have any claim against the other, subject to the following sentence and, if applicable, the remaining provisions of this Section
7.4. A party terminating this Agreement in accordance with Section 7.1 (other than Section 7.1.1) will retain any and all of such party's legal and equitable rights and remedies if, but only if, the circumstances giving rise to such termination were (i) caused by the other party's willful failure to comply with a material covenant set forth herein or (ii) that a material representation or warranty of the other party was materially false when made and that party knew or should have reasonably known such representation or warranty was materially false when made. In either of such events, termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall also be entitled to recover its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees).

                      7.4.2 If (x) the Company terminates this Agreement pursuant to Section 7.1.4(c) or 5.6 or (y) Purchaser and Parent terminate this Agreement pursuant to 7.1.3(c), (d)or (e), and Parent and Purchaser are ready, willing and able to execute or have executed definitive documentation to effect the Financing or substantially similar financing arrangements, with an able financing source, the Company will (a) pay Purchaser $3,500,000 in cash immediately upon such termination (the "Termination Payment"), by wire transfer of same-day funds to an account designated by Purchaser and (b) reimburse Parent and Purchaser for their out-of-pocket costs and expenses reasonably incurred and due to third parties in connection with this Agreement and the Transactions (including fees and disbursements of counsel, accountants, financial advisors and consultants, commitment fees, due diligence expenses, travel costs, filing fees, and similar fees and expenses, all of which shall be conclusively established by Purchaser's good faith statement therefor) (collectively, "Covered Expenses"), up to a maximum of $600,000, by wire transfer of same-day funds to an account designated by Purchaser, immediately following receipt of Purchaser's statement evidencing the Covered Expenses.

                      7.4.3 If this Agreement is terminated  pursuant to Section
7.1.2(b), (x) the Company will pay to Purchaser immediately upon such termination Parent and Purchaser's Covered Expenses up to a maximum of $600,000 by wire transfer of same day funds to an account designated by Purchaser and (y) if Michael Zinn or his direct or indirect transferees have failed to vote in person or by proxy at least 1,600,000 shares in favor of the Merger and any other matter presented to stockholders in connection with the Merger, the Company shall pay the Termination Payment to Purchaser immediately upon such termination by wire transfer of same day funds to an account designated by Purchaser. If this Agreement is terminated pursuant to (x) Section 7.1.2(b) or
(y) by the Company, or Parent and Purchaser pursuant t Section 7.1.2(a) and the Company, on or before March 31, 1999, enters into a written agreement to effect an Acquisition Proposal with, or an Acquisition Proposal is or has been made by, a party other than Parent, Purchaser or any of their Subsidiaries, and the Acquisition Proposal is thereafter consummated the Company will pay to Purchaser the Termination Payment plus the amount of Parent's and Purchaser's Covered
Expenses (to the extent not paid under the first sentence of this Section 7.4.3). The Termination Payment contemplated by the prior sentence shall be paid in same-day funds by wire transfer to an account designated by Purchaser immediately prior to consummation of such Acquisition Proposal.

                      7.4.4 If this Agreement is terminated by Parent and Purchaser pursuant to Section 7.1.3(a) (other than by virtue of a breach of Sections 5.5 or 5.6), (b), (f), or (g) the Company shall reimburse Parent and Purchaser for their Covered Expenses up to a maximum of $600,000, by wire transfer of same-day funds to an account designated by Parent and Purchaser, immediately following receipt of Purchaser's statement evidencing such expenses. If this Agreement is terminated as provided in the immediately preceding sentence and the Company, on or before March 31, 1999, enters into a written agreement to effect an Acquisition Proposal with, or an Acquisition Proposal is or has been made by, a party other than Parent, Purchaser or any of their Subsidiaries, and the Acquisition Proposal is thereafter consummated the Company will pay to Purchaser the Termination Payment plus the amount of Parent's and Purchaser's Covered Expenses (to the extent not paid under the first sentence of this Section 7.4.4). The Termination Payment contemplated by the prior sentence shall be paid in same-day funds by wire transfer to an account designated by Purchaser immediately prior to consummation of such Acquisition Proposal.

                      7.4.5 If Purchaser and Parent terminate this Agreement solely as a result of the failure of the conditions set forth in to Section 6.3.10, Parent and Purchaser shall reimburse the Company for its Covered Expenses up to $600,000 by wire transfer of same day funds to an account designated by the Company, immediately following receipt of the Company's statement evidencing such expenses.

                      7.4.6 If the Company or Parent and Purchaser fail to promptly pay any amounts owing pursuant to this Section 7.4. when due, the Company or Parent and Purchaser, as the case may be, shall in addition to paying such amounts pay all costs andexpenses (including, fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the Company or Parent and Purchaser, as the case may be, at the rate of 9% per annum as in effect from time to time during such period. This Section 7.4 shall survive the termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties, and agreements contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall survive the Merger for a period of five years following the Effective Time, subject to the terms of the Indemnification Agreement.

         8.2 Amendment. This Agreement may be amended by the parties hereto, with the approval of their respective Boards of Directors, at any time prior to the Effective Time, whether before or after approval hereof by the stockholders of the Company, but, after such approval by the stockholders of the Company, no amendment shall be made without the further approval of such stockholders if such amendment would violate Section 903 of the NYBCL. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.3 Publicity. Except as otherwise required by law or applicable stock exchange rules, press releases and other publicity concerning the transactions contemplated by this Agreement shall be made only with the prior agreement of the Company and Purchaser.

         8.4 Notices. All notices required or otherwise given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand by facsimile, or by nationally recognized private courier shall be deemed given on the day of receipt (if such day is a business day or, if such day is not a business day, the next succeeding business day); provided, however, that a notice delivered by facsimile shall only be effective if and when confirmation is received of receipt of the facsimile at the number provided in this Section 8.4. All notices shall be addressed as follows:

                      If to the Company:

                              Besicorp Group Inc.
                              1151 Flatbush Road
                              Kingston, New York   12401
               Attention: Frederic M. Zinn, Esq., General Counsel
                                Fax: 914-336-7172


                      with a copy to:

               Robinson Brog Leinwand Greene Genovese & Gluck P.C.
                              1345 Avenue of the Americas
                              New York, New York  10105
                              Attention:  A. Mitchell Greene, Esq.
                              Fax:  (212) 956-2164

                      If to Purchaser or the Surviving Corporation:

                              BGI Acquisition LLC
                              950 Third Avenue, 23rd Floor
                              New York, New York   10022
                              Attention:  President
                              Fax:  212-688-7908


                      with a copy to:

                              Altheimer & Gray
                              10 South Wacker Drive, Suite 4000
                              Chicago, Illinois  60606
                              Attention: Paul M. Daugerdas, Esq.
                              Fax:  (312) 715-4800

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 8.4.

         8.5 Expenses; Transfer Taxes. Except as set forth in Section 7.4 herein, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses.

         8.6 Entire Agreement. This Agreement, the Confidentiality Agreement referred to in Section 5.2 and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each Exhibit and schedule (including the Company Disclosure Schedule) shall be considered incorporated into this Agreement.

         8.7 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         8.8   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         8.9 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.


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         8.10 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made in that State.

         8.11 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

         8.12 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party.

         8.13 Governmental Reporting. Anything to the contrary in this Agreement notwithstanding, nothing in this Agreement shall be construed to mean that a party hereto or other person must make or file, or cooperate in the making or filing of, any return or report to any Governmental Entity in any manner that such person or such party reasonably believes or reasonably is advised is not in accordance with law.

         8.14 Defined Terms. The following terms are defined in the following sections of this Agreement:


Defined Term                                               Where Found

Acquisition Proposal                                       5.5.3
Additional Amount                                          2.2.2(a)
Adjustment Amount                                          6.5.2
Agreement                                                  Preamble
Authorization                                              4.2.3
BL                                                         Preamble
Base Amount                                                2.2.1(a)
Board                                                      4.2.2
Certificate of Merger                                      1.2
Certificates                                               2.3.2
Closing                                                    1.6
Closing Date                                               1.6
Code                                                       2.3.6
Common Stock                                               2.1.1
Company                                                    Preamble
Company Disclosure Schedule                                4.1
Company Filings                                            5.4.3
Company Shareholders                                       2.3.1
Consents                                                   5.4.4
Constituent Corporation                                    1.1
Contract                                                   4.2.19
Contracts                                                  4.2.19
Covered Expenses                                           7.4.2
D&O Insurance                                              5.7.1
D&O Releases                                               5.4.5


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Defined Term                                               Where Found
 efined Term                                               Where Found
Directors                                                  4.2.5
Distributed Subsidiaries                                   4.2.1
Distribution                                               3.2.1
Effective Time                                             1.2
Employee Benefit Plans                                     4.2.21(a)
Encumbrance                                                4.2.4
Environmental Laws                                         4.2.26
Environmental Permits                                      4.2.26
ERISA                                                      4.2.21(a)
ERISA Affiliate                                            4.2.21(b)
Escrow Agreement                                           3.2.1((i)
Exchange Act                                               3.2.1(j)
Excluded Liability                                         2.2.1(e)
Fairness Opinion                                           4.2.31
Financial Statements                                       4.2.8
Financing                                                  4.3.7
Form 10 Registration                                       4.2.32
GAAP                                                       4.2.8
GECC                                                       5.11
Governmental Entity                                        4.2.3
Hazardous Material                                         4.2.26
Indemnification Agreement                                  3.2.1(i)
Indemnified Person                                         5.7.1
Indemnified Persons                                        5.7.1
Information Statement                                      4.2.32
Intellectual Property                                      4.2.29
Interim Balance Sheet                                      4.2.9(a)
Leased Premises                                            4.2.28
Lender                                                     4.3.7
Letter of Transmittal                                      2.3.2
Liabilities                                                4.2.9
Material Adverse Effect                                    4.2.4
Meeting                                                    5.4.1
Merger                                                     Preamble
Merger Consideration                                       2.1.1
1993 Plan                                                  2.5
NIMO                                                       4.2.10(a)
NYBCL                                                      Preamble
NYSERDA                                                    5.4.4
Obligation                                                 4.2.4
Parent                                                     Preamble
Partnership                                                4.2.6
Paying Agent                                               2.3.1
Payment Fund                                               2.3.1
PBGC                                                       4.2.21(b)
Permits                                                    4.2.18


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Defined Term                                               Where Found
 efined Term                                               Where Found
Permitted Liabilities                                      3.2.2(b)
Person                                                     4.2.4
Plans                                                      2.5
Power Facility Sales                                       3.3
Preferred Stock                                            4.2.5
Proxy Statement                                            4.2.32
Purchaser                                                  Preamble
Purchaser Obligations                                      4.3.4
Real Estate                                                4.2.27
Remaining Subsidiary                                       4.2.1
Retained Assets                                            3.2.1(a)
Return                                                     4.2.13(b)
Returns                                                    4.2.13(b)
SEC                                                        4.2.3
SEC Documents                                              4.2.7
Securities Act                                             4.2.1
Special Account                                            6.5.1
Specified Current Liabilities                              6.5.1(b)
Statement                                                  3.2.2
Stock Option                                               2.4
Subsidiary                                                 4.2.1
Superior Proposal                                          5.5.3
Surviving Corporation                                      1.1
Tax                                                        4.2.13(a)
Taxes                                                      4.2.13(a)
Termination Date                                           7.1.2(a)
Termination Payment                                        7.4.2
Third Party Releases                                       5.4.5
Transaction Agreements                                     4.2.2
Transactions                                               4.2.2
Warrants                                                   2.5

         8.15 Headings. The headings contained in this Agreement and the Agreement's Table of Contents are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         8.16 Interpretation. Whenever the term "including" is used in this Agreement it shall mean "including, without limitation," (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated. All joint obligations herein shall be deemed to be joint and several whether or not specifically so specified.


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



         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger on the date first above written.

                                        PARENT:

                                        BGI ACQUISITION LLC

                                        By:  /s/ James Haber
                                             -----------------------------------
                                             James Haber, President of the
                                             Sole Manager of BGI Acquisition LLC


                                        PURCHASER:

                                        BGI ACQUISITION CORP.

                                        By:  /s/ James Haber
                                             -----------------------------------
                                             James Haber
                                             Its:  President


                                        THE COMPANY:

                                        BESICORP GROUP, INC.

                                        By:  /s/ Michael F. Zinn
                                             -----------------------------------
                                             Name: Michael F. Zinn
                                             Its:  President and Chief Executive
                                                   Officer

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